POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the

undersigned hereby constitutes and appoints each of David Speilburg,

William G. Oldford, Jr., Timothy D. Regan or Ann B. Beck signing singly,

the undersigned's true and lawful attorney-in-fact to:

1.	execute
for
and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of Citizens First Bancorp, Inc.

(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

2.	do
and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Unites States Securities and Exchange
Commission and any
stock exchange, stock market or similar authority; and


3.	take any
other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby
grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

		  In addition, this Power of
Attorney is
intended to be and shall constitute a durable power of attorney and will survive and remain in full force and effect notwithstanding the death or disability of the undersigned.


	This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2004.


				 Timothy
D. Regan